Investor Release
  FOR IMMEDIATE RELEASE            FOR MORE INFORMATION CONTACT:
  08/14/98                         Investors:  Mary Healy, 630-623-6429
                                   Media:  Chuck Ebeling, 630-623-6150


  MCDONALD'S ANNOUNCES TIMING CHANGE FOR ACCOUNTING CHARGE



  McDonald's Corporation today announced a change in the timing of its previously announced special charge primarily for financial incentives it is committed to provide its owner/operators related to its "Made For You"

  food preparation system.


       "We have been in discussions with the Securities and Exchange

  Commission, which reviewed the timing of our accrual of those costs in the second quarter 1998," said Mike Conley, Executive Vice President and Chief

  Financial Officer.  "As a result, we have reversed the $190 million pre-tax special charge related to "Made For You" previously included in second quarter results.  Instead, the charges to earnings for the financial incentives the Company is committed to provide to owner/operators will be recorded as payments are made."  As described in the table below, net income per common share, excluding special charges ($0.66 for the second quarter and $1.18 for the six month period) remain unchanged from the amounts previously reported in our second quarter earnings release.


       "The change in no way affects McDonald's outlook for strong results and continued positive momentum in our U.S. and international businesses,"

  said Conley.


       Conley also emphasized that the change does not impact McDonald's plans to implement the "Made For You" food preparation system throughout the U.S. and Canada.  "We are very pleased that our owner/operators are embracing the system and expect it will be installed in all of our restaurants by the end of next year," he said.



          Impact of Timing Change on Previously Reported Results


             Six Months Ended June 30, 1998     Quarter Ended June 30, 1998
             ------------------------------     ---------------------------
  Dollars in
  millions,                           As                                As
  except per                       adjusted                          adjusted
  common        As                 excluding      As                 excluding
  share     previously     As      special    previously     As      special
  data      reported*  adjusted**  charge***  reported*   adjusted** charge***
  --------- ---------- ----------  ---------  ----------  ---------- ---------

  Operating  $1,104.5   $1,289.5   $1,449.5     $461.8     $646.8      $806.8
  Income

  Net Income    596.0      719.4      829.4      233.8      357.2       467.2

  Net Income      .85       1.02       1.18        .33        .50         .66
  per common
  share -
  diluted

  *Includes $350 million pre-tax special charges related to "Made For You"

  ($190 million) and the home office productivity initiative ($160 million),

  for a total of $235 million after tax or $0.33 per diluted share.


  **Includes the $160 million pre-tax special charge ($110 million after tax or $0.16 per diluted share) related to the home office productivity initiative recorded in second quarter 1998.  The $190 million special charge related to "Made For You" has been reversed and $5 million of additional depreciation for equipment made obsolete has been reclassified,

  resulting in a net adjustment to operating income of $185 million.


  ***Excludes the $160 million pre-tax special charge related to the home office productivity initiative.



  FORWARD-LOOKING STATEMENTS

  Certain forward-looking statements are included in this press release.

  They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology.  These statements reflect management's current expectations and involve a number of risks and uncertainties.  Actual results could differ materially due to the success of operating initiatives and advertising and promotional efforts and changes in:  global and local business and economic conditions; currency exchange and interest rates;

  food, labor and other operating costs; political or economic instability in local markets; competition; consumer preferences, spending patterns and demographic trends; availability and cost of land and construction;

  legislation and government regulation; and accounting policies and practices.


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